Exhibit 99.2

Exhibit 99.2 Transcript of IHS Markit Ltd. Transportation Town Hall, posted internally on December 8, 2020

Transportation townhall

IHS Markit and S&P Global merger

1 December 2020

Hosts: Edouard Tavernier, Stuart Strachan, Joe LaFeir, Midge Regester, Marco Schnabl

Edouard: For the next 25 minutes we have the transportation team and the editorial and publishing team globally. By now you should have been through a couple of town halls. One yesterday with Lance and then one we just had with Doug and Lance and I think the big picture should be becoming clear. So for this session we will focus only on specific implications of the announcements for the teams on the call, and we’re going to make it interactive. I’m joined on the call today by Joe LaFeir, Stuart Strachan, Midge Regester and Marco Schnabl. I’ll ask them to provide some insight on the questions they’ve been getting from their teams and we can discuss those over the next 25 minutes. Please post any questions you have on the chat so we may or may not have time to get to them today, but I promise we will get back to you on any of these questions.

Before we start I just wanted to make a couple of comments and the first one is I want to tell you I’m excited because in this combination the transportation team will be the fastest growing division as it has been in the past few years within IHS Markit and S&P Global is relying on us to deliver the same levels of Innovation, growth and customer value as we’ve been doing over the past few years and I’m excited about us doing this. And then as many of you have noticed yesterday, most of the talk on the calls has been about financial markets, and so I’ve been having questions around Is that a good thing? While we not talking more about automotive, maritime and trade E&P.

Largely this is a good thing because by and large there is very little overlap between the teams on this call and the teams at S&P Global and what that means is we can all continue doing what we do best, which is building great products, making our customers happy and building a growth business. So all of that is good but I do want to ask Stuart first of all to tell us a little bit about what he’s been discussing with his team and talk a little bit from the perspective from maritime and trade.

What’s on the minds of people?

Stuart: Hello everyone, I lead the maritime and trade team and this is very exciting for us. I do want to ask a couple of things that I’ve had brought up to me from our teams around the world. It will be great to get your thoughts. Lance talked about there being very little overlap between the businesses and there is a little bit of overlap with maritime and trade so I had some questions.

Particularly about our PIERS product line, our Panjiva and cFlow product in the Platts energy division of S&P what discussions or plans are taking place already to integrate these or to think about that?

Edouard: Great thank you Stuart. We are very excited about the potential combination here, within the S&P business there’s a business called Panjiva which does similar things to what we do in our trade business, notably PIERS. And we are excited about what the combination could do. Both businesses have been on a growth path in the past two or three years. Together, we can be stronger. And yes, like in the back of our minds the question is how can we build an even better trade business by combining the two? Do we have integration plans at this point in time? No. Much too early. This is something that you, Stuart, and your team will have to work through in the next few months as we begin to plan how the pieces come together. You mentioned the Platts business. Now that’s also very exciting, like within maritime and trade we’ve been developing a really compelling commodities analytics business. We need inputs. We need data into this business. PLATTS has many, many price signals we can leverage. And yes they do have a capability called cFlow that does a similar type of ship tracking and I think we have to figure out how those pieces come together. But by and large for those two businesses, I think it means we have an even better position going forward. A stronger foundation. More people, more resources, and we can build more growth.

Stuart: I agree with you. I think with the PIERS area and he was probably the biggest overlap and we know there are different relative strengths between those with respect to data - scope, the product focus, some engineering behind the scenes. So I think I agree with you. I think the approach we will take when it comes to that would be how do we combine the best of those attributes. Another one that came up that was an intriguing one for us and on the investor call yesterday again, Doug and Lance talking about supply chain and trade as an area of opportunity jointly between our organizations. Could be really exciting one for us and we’ve done some work here already, but in your discussions with the S&P team anymore color to share on that.

Edouard: Yes, it’s a great point and I think it’s an interesting question, so I sat through a bunch of presentations from the S&P global team over the past few weeks and I would call supply chain a theme for S&P Global as any permeates the organization. It started out in their ratings business where they feel when they’re measuring risk for thousands of companies supply chain risk should be a bigger factor in that assessment and that’s where it came from. Then when they think about their Markit intelligence business serving institutional investors, their hearing at supply chain risks increasingly something that investors want to talk about. And that’s actually the division in which sits panjiva whereas they have trade assets like we do and they’re doing some amount of benchmarking of supply chains the way we do it. So, finally last but not least, within the Platts business, they are going deeper in the petrochemical supply chain or in the supply chain of metals. For instance, in a battery kind of kind of value chain. So it’s a theme. There’s no real strategy fully merged yet, but it’s something they want to invest in and what I told them when they were asking us about our plans in this area - I said we have some supply chain assets in M&T with PIERS in particular. We have some supply chain assets in automotive and we’ve had a lot of conversations about how we build a holistic supply chain kind of capability, but we’ve never had enough pieces of the puzzle to actually create it. By bringing these assets together perhaps we start having enough of the pieces of the puzzle that we can really create something together. It’s an area development, no defined strategy yet, but a growth theme that we can be a part of.

On your earlier point and Panjiva versus PIERS, your rights like they’ve been focusing a lot on financial markets. We have this wonderful base in the shipping kind of sector and with our core customers. I think when we start thinking about how these things come together, there’s mostly opportunity.

Now let’s move on to Joe. Automotive is different - less connectivity I would say between our auto business and the S&P Global assets. What have you been discussing with your team in the past 24 hours?

Joe: with any transaction like this culture becomes a topic that gets talked about a lot. Doug and Lance even talked about it earlier today and it’s been bounced around a lot. I think about the cultures of the businesses - they have come together in the recent years. Going back myself when Polk was acquired by IHS and then the Markit merge. I’m sure some of us have experiences outside of this business where they’ve been part of a merger. Culture is a big part of it. I mean, we’ve been really lucky with combining businesses that click when you bring them together. That doesn’t always happen, so I think a lot of people are wondering how do, how do we see the cultures coming together and do you have a perspective on this yet or have you heard much about the culture aspects of these two businesses?

Edouard: Wonderful question. As we know we need to be humble when we talk about cultures because they’re complex things, where groups of people, lots of different people, and it’s impossible to summarize culture in two or three words. It takes time and we’ve been on a few journeys together over the past ten years or so. What I can say about the what I’ve seen so far is S&P first of all is a very successful business. An amazing track record over the past 10 years, it has a great brand behind it - lots of heritage and it’s very proud of that brand. It’s a bigger company and with it I would probably use words like maybe a little bit more mature, a little bit more grown up and where is perhaps our culture and identity is still evolving right? And evolving fast as it has in the past few years. And then maybe I talk about the people, right? And at the risk of being a little simplistic every single person from S and P Global that I’ve interacted with their really nice people right, very very nice people and a pleasure to interact with, easy to connect with. Then when you think about the culture of an organisation, I think that goes a very very long way, it tells you a lot about what kind of place it is. Listening to them telling us what they think about our culture, they might use words like perhaps IHS Markit is a little bit more agile, a bit more entrepreneurial grown a little faster. So when I think about these two things and you ask me is it going to click? Do I think its going to click, my guess is yes but you never quite know with culture, but certainly every vibe I am getting is a grapevine so far.

Joe: That’s great and I think without these mergers, integration opportunities you wouldn’t get to meet a lot of great people, I have come to known and work for you because of the merger or acquisition with Poker? And merging with Markit and Stuart the same.

It’s interesting, every different culture can come together in interesting ways and I know Mastermind has a very unique culture, it’s a great one and its complimentary and its really interesting to see that but you can actually create some special with two very different cultures as well so I think that’s very exciting. I’m excited about what’s going to happen. I have one more question, I don’t know how are you willing to ask the new CEO again with a Mental Health Day?

Edouard: I think we got one yesterday, didn’t we? But actually, serious question I think it is a very, very people-oriented culture, I think they’ve been exactly the same as we have over the past eight or nine months. I think they are thinking really, hard right, about how do we sustain the momentum, the productivity, the being of our people over the next few months. Also you saw Doug a few minutes again this is a company that is all their people and by the way, to your earlier point Joe, like this really is an acquisition in the sense that they are much bigger than we are. The merger component is really about the people, it’s about how we bring the two teams together create something that’s even stronger going forward, and that remains the true sense of this idea of merging.

Joe: But yes It was good it was actually interesting to hear Doug.kind of debate customer versus people first and how close they are in his mind in terms of priority for the business.

Edouard: I agree I agree so for all of these reasons in terms of culture alignment, I feel very, very good about it but obviously I’m going to learn over the next few months and weeks as you all are right, and I think we will continue this dialogue to make sure that we feel all of this is meshing together in really the right way. So, thanks, thanks Joe, that was that was that was great, so now moving on, right? So, Marco, you’re with us today and Mastermind again is in a slightly different place here because Mastermind has really been a bit more of an autonomous kind of entity and business unit in over the past three years. That was part of the promise of the acquisitions three years ago, so I guess there probably a different perspective coming from you team. So Marco, what are you hearing?

Marco: Yes Edouard thank you for that, first off, congrats to you and the firm this seems like an incredible outcome, although I’ve heard from a few people there sad to see the Kaiser leave so that’s certainly a bit bittersweet, but the call this morning I thought was great, getting to know Doug at least through a call he seems like a great leader and someone that will bring a lot of new ideas to IHS Markit. The Team had a few questions. Although I will say, as you described we are somewhat autonomous and I think the team sees this as a big event, but maybe less impactful to Mastermind for the time being, nonetheless. The team was very, or a lot of people reached out to me were very excited. So there are still a few questions and I think you mentioned the term standalone business and initially when Lance came to us and said, hey lets do this, the premises was you are a fast growing business, your entrepreneurial and that needs to remain. How are you thinking about this?. I mean your ultimately hopefully from all that you’ve told me you’re staying you’re going to be leading Transportation. How are you going to continue thinking about Mastermind as a standalone business, its growth. Its people, its hiring and its brand overall.

Edouard: Yeh great question Marco. Oh, and I continue.to think of it very much in the same way as you and I have been thinking about it over the past three years. Which is we want to keep all that growth, that energy, that entrepreneurialism that we have within Mastermind that was part and parcel right of the acquisition we three years ago. It’s driving a huge amount of growth today we want this growth to continue over the next 5 to 7 years. We’ve got immense runway, so we don’t want to change any of that and actually the balancing act that you and I and Joe LaFeir and Dick, they have been doing over the past three years is how do we maintain this once building collaboration where it can help Mastermind be even stronger. Whether it’s data sharing with its collaborating on product whether it’s collaborating on go to market so the way we’ve been thinking about in the past three years, I think it’s been very effective we’ve actually seen growth accelerated mastermind and we want to continue exactly down the same path, and we will continue to invest in an fun growth at Mastermind in over the next five years so I see no change here.

Marco: Yeah, that’s helpful and kind of what you and I discussed but. it’s important to, I think, to the mastermind team to hear that directly from us. Maybe a couple more add on questions to that. So, as you said earlier, when you when you kicked it off, Doug and Lance that’s part of this acquisition talks a lot about the financial markets and how it’s impacting those customers, the innovation that comes out of it I do and we do take a lot of pride in the transportation sector. In automotive, I think with Joe Lafeir, Dick Raines and all the teams we’ve built some amazing relationships and we also have a lot of pride in what we do, talk to us a little bit about the importance of automotive and not just how it’s maybe initially is kind of stand alone. But also how it can become a dominant player as it relates to growth and also perhaps innovation within the S and P Global family?

Edouard: Thank you Marco. Probably thanks for asking this question because if there’s one question I’ve heard since yesterday and Doug was asked that question a few minutes ago was how does transportation fits, right? How does automotive fits within what is largely a financial markets business? And just to be clear the change in optics for many people on this call is transportation is 30% in size of IHS Markit. It’s probably about 12% in size of S and P Global so that’s the question so how important is transportation and automotive specifically to S and P Global? It’s very, very important. It’s the it’s the highest growth business within the combined entity the achieving the overall S and P global growth targets depends on how many transportation business that delivers on its kind of objectives and we want to continue to lead the innovation and organic revenue growth with the organization as we have for the past few years. So yes, it’s very important. And a number of questions I received were exactly the same one as Doug did around, well you sold JD Power a few years back, what will happen to Transportation? I just want to be clear that there is no comparison between the between the scale of the JD power business 5. Years ago that S and P Global sold and what is transportation today right? These are two fundamentally different businesses, both in terms of scale and in terms of the nature of the business. S and P Global was not interested n a survey business, a qa quality survey business which is most of what JD Power used to be. S and P Global is very very interested in a data analytics and solutions business that covers the entire automotive value chain from suppliers for OEM’s rifle to dealers and consumers. So anything is possible, right? But there is absolutely no idea or concept of a divestment on the locks and this is a core part of the business. And the way I think about it is I think we have more firepower right to invest in other adjacent assets and I would probably argue the dog that hey, having a great growth business that is 12% of S and P Global is great but what if we made it 15% or 20%? So? And what if we deploy more capital in transportation? That’s the opportunity I see and that’s the nature of my discussions with Doug.

Marco: That’s great, and maybe a last comment I was a little surprised when the two of them were describing how they closed the deal that Lance didn’t pull out a record album. Remind remains very special here in the sense that we can sign that deal on Aerosmith album. But now again, congrats. Super excited and look forward to showing S and P Global what rocket growth looks like so thank you Edouard.

Edouard: I want you to know Mastermind will always be special so we’ve got 5 minutes left and so Midge we have about 100 colleagues from the global editor and publishing teams. An actually for the E&P team this is a little different, right? E and P team I support with your help Midge but actually E and P is actually a more share service , right? Not so much a separate business unit like transportation. So what are you hearing Midge and what are you discussing with your team? And what can we discuss today on this call so?

Midge: So first of all, thanks for saving the best for last and so everything that occurs, I think within transportation is something that affects E and P, of course, so the team is very concerned about what is our future and I think in yesterday’s one of lances meetings yesterday he mentioned that a probable 8% reduction in shared services. So of course, my team tuned right in on that. And I know we’re just scratching. the surface of what this all means, but can you talk to where you see E and P fitting into the new S&P team.

Edouard: Great thanks. Thank you, Midge, and by the way, like after Lance for being so incredibly transparent and open, right like whatever we do, and even when we don’t know where there uncertainty I think we way to say absolutely everything we have on our minds and be completely crystal clear so when we say we will drive 500 million dollars of savings over the next kind of few years and I think we need to put it in context of what it means. And yes, we will make kind of expense savings in a number of areas including shared services. Now, once we’ve said that let’s think a little bit about editorial and publishing, yes, it has a structure that is more one of services right within your team Midge We have a team that supports energy, chemicals, ECR, M & T automotive and so on across the organization. And we did that five 6, 10 years ago because that was the way to do it efficiently across the board. And really have a team of highly qualified individuals being able to support the entire organization so a few things here do I know how we integrate E&P no? I don’t, right? I do not know today what the support model is for Standard and Poors from publishing standpoint. What I do know is they do publish, and lot of contents right, so will there be people in similar roles? that do similar things in the organization? Yes and I think that’s a good thing ‘cause I know sometimes the E & P team say we feel a little isolated, so I think that’s good, second thing the work we’re doing today, right? Whether it’s a subediting, design work, desktop publishing printing is that work vital? Is it critical that it continued to need to be done two years from now, three years from now, absolutely. That work is not going anywhere, so I think the question now is organizationally, do we need to make changes are we going to make changes and what for? Midge, I would, I would say I don’t know yet, right? And that will be largely up to you. Midge and some of your leaders as soon as we kick off an integration team to start planning whether it’s in the next few weeks or few months and that I think you’re going to be part of that team and you’re going to figure out do we need to pull things together and how do we do that? I know it’s very open ended, but that’s the reality of what it is and you Midge will be at the center of this planning exercise.

Midge: Right, thank you so much for that I think that really helps out and helps the team see that we just have to keep working, keep going forward and see where we land but it is a lot of opportunity and it does help us to grow. So one of the other questions that came out as you know that we have a larger part of the E and P is in Penang an Penang Colleagues have noticed that S and P does not seem to have any Malaysia locations. Do you see that as an issue? Do you think that maybe that means that the Penang office might close? Any thoughts on that?

Edouard: Yeah, I see that as an opportunity, right? It’s what does each party bring to the mix and S and P Global bring lots of great infrastructure an office is an evil to the mix we also do this now as part of that we’re bringing a team in Penang which is multi-functional right? We have many many different parts of the organization It’s a collaborative cross firm team it has critical mass, right? And it’s a location. Which SNP global do not have in their portfolio? I see only opportunity. S&P Global like us and see like geographical they’re going to footprint as a key part of the strategy that actually more diversified than we are from a geographical standpoint. So, they embrace kind of strategic locations like Penang and I think they’ll be delighted to see there’s another kind of office at critical scale in a location with great talents that we can leverage as one combined entity so no, I see no risk, and I think that’s something we bring to the table.

Midge: Absolutely yeah, I agree with you on that final question, just because we’re very heavily involved as you with enforcing brain guidelines and things like that templates making sure people follow the rules, Is there any way that we can get E and P involved in the new guidelines and branding efforts.

Edouard: Yeah, I can see your excitement Midge, there will be some corporate rebranding here for sure we will likely have a new name, S and P Global and so there will be work to be done. And yes, absolutely right like your team really handles the branding for all of the customer deliverables we produce we need you to be part of this team from the beginning, so I don’t know if this is good news. But that’s another thing I put on your shoulders Midge n the next few months in terms of integration planning. so great points.

Midge: Thank you so much.

Edouard: So we are out of time. We wanted to keep it short because everyone’s probably get Townhalled out with all of these town halls but I can see quite a few questions have come up so we will look at all of them, we will respond to all of them and I’ll take this team’s advice and Rebecca’s advice on how we disseminate them, but I did want to thank you for making the time today like the last thing I wanted to leave you with which is really important is, I hope you sense that I am excited, right? Because I think things like a change of identity, a change a global brand, a new culture and as Joe said earlier on the idea of bringing people together to do something new, all of that is exciting and I hope we all have a little thrill of excitement here about what might happen 6 to 9 months from now because let’s not forget it, this deal is only going to close in quite a few months. But I do want to tell you that my focus today other than a couple of calls like this one is at 100% on making sure that we as a transportation business are set up to be successful in

2021, like this morning, my day was customer calls was strategizing for future customer calls and was discussing our safe place for 2021 and making sure we have everything in place to execute and to closeout the 2020 year. So this is what I focused on this is what we as a team need to be focused on for the next nine months we collectively have built an awesome business over the past five or six years 1.2 billion dollars in revenues, dozens of thousands of customers growing faster. Let’s make sure we continue building on that foundation once, we also have the excitement of potential changes to come, but the future really is about kind of delivering a fantastic 2021 so thank you again yesterday was the close of fiscal 2020. Thank you everyone for what you did in 2020 it was a tough year, but you did an awesome job and look forward to discussing everything we discussed today with you in the next few months. Thank you.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about future business and operating results, the industry and markets in which S&P Global Inc. (“S&P Global”) and IHS Markit Ltd. (“IHS Markit”) operate and beliefs of and assumptions made by S&P Global management and IHS Markit management, involve uncertainties that could significantly affect the financial or operating results of S&P Global, IHS Markit or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will, ” “should,” “may,” “projects,” “could,” “would,” “target,” “estimates” or variations of such words and other similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature, but not all forward-looking statements include such identifying words. Such forward-looking statements include, but are not limited to, projections of earnings, statements of plans for future operations or expected revenues, statements about the benefits of the transaction involving S&P Global and IHS Markit, including future financial and operating results and cost and revenue synergies, the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to creating value for shareholders, benefits of the proposed transaction to shareholders, employees, customers and other constituents of the combined company, the outcome of contingencies, future actions by regulators, changes in business strategies and methods of generating revenue, the development and performance of each company’s services and products, integrating our companies, cost savings, the expected timetable for completing the proposed transaction, general conditions in the geographic areas where we operate and our respective effective tax rates, cost structure, dividend policy, cash flows or liquidity — are forward-looking statements.

These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in such forward-looking statements. We can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with: (i) the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; (ii) the ability of S&P Global and IHS Markit to obtain shareholder approval for the proposed transaction; (iii) uncertainty relating to the impact of the proposed transaction on the businesses of S&P Global and IHS Markit, including potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction and changes to existing business relationships during the pendency of the acquisition that could affect S&P Global’s and/or IHS Markit’s financial performance; (iv) the ability of S&P Global to successfully integrate IHS Markit’s operations and retain and hire key personnel; (v) the ability of S&P Global to implement its plans, forecasts and other expectations with respect to IHS Markit’s business after the consummation of the proposed transaction and realize expected synergies; (vi) business disruption following the proposed transaction; (vii) economic, financial, political and regulatory conditions, in the United States and elsewhere, and other factors that contribute to uncertainty and volatility, including the upcoming U.S. presidential transition, the United Kingdom’s withdrawal from the European Union, natural and man-made disasters, civil unrest, pandemics (e.g., the coronavirus (COVID-19) pandemic (the “COVID-19 pandemic”)), geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade and policy changes associated with the current or subsequent U.S. administration; (viii) the ability of S&P Global and IHS Markit to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, pandemic, security breach, cyber -attack, power loss, telecommunications failure or other natural or man-made event, including the ability to function remotely during long-term disruptions such as the COVID-19 pandemic; (ix) the impact of public health crises, such as pandemics (including the COVID-19 pandemic) and epidemics and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets, including any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down or similar actions and policies; (x) the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; (xi) changes in debt and equity markets, including credit quality and spreads; (xii) demand for investment products that track indices and assessments, and trading volumes of certain exchange-traded derivatives; (xiii) changes in financial markets, capital, credit and commodities markets and interest rates; (xiv) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xv) the parties’ ability to meet expectations regarding the accounting and tax treatments of the proposed transaction; and (xvi) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (the “SEC”) by S&P Global and IHS Markit from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q. While the list of factors presented here is considered representative, this list should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on S&P Global’s or IHS Markit’s consolidated financial condition, results of operations, credit rating or liquidity. Except to the extent required by applicable law or regulation, each of S&P Global and IHS Markit disclaims any duty to update any forward-looking statements contained in this communication or to otherwise update any of the above-referenced factors.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Information About the Transaction and Where to Find It

In connection with the proposed transaction, S&P Global and IHS Markit will file relevant materials with the SEC, including a registration statement on Form S-4 filed by S&P Global to register the shares of S&P Global common stock to be issued in connection with the proposed transaction. The registration statement will include a joint proxy statement/prospectus which will be sent to the shareholders of S&P Global and IHS Markit seeking their approval of their respective transaction-related proposals. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT S&P GLOBAL, IHS MARKIT AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from S&P Global at its website, or from IHS Markit at its website. Documents filed with the SEC by S&P Global will be available free of charge by accessing S&P Global’s website at www.spglobal.com under the heading Investor Relations, or, alternatively, by directing a request by telephone to 866-436-8502 (domestic callers) or 212-438-2192 (international callers) or by mail to S&P Global at Investor Relations, S&P Global Inc., 55 Water Street, New York, NY 10041, and documents filed with the SEC by IHS Markit will be available free of charge by accessing IHS Markit’s website at www.ihsmarkit.com under the heading Investor Relations or, alternatively, by directing a request by telephone to 303-790-0600 or by mail to IHS Markit at IHS Markit Investor Relations and Corporate Communications, 15 Inverness Way East, Englewood, CO 80112.

Participants in the Solicitation

S&P Global, IHS Markit and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of S&P Global and IHS Markit in respect of the proposed transaction under the rules of the SEC. Information about IHS Markit’s directors and executive officers is available in IHS Markit’s Form 10-K for the year ended November 30, 2019, proxy statement dated February 28, 2020 for its 2020 Annual General Meeting of Shareholders, and certain of its Current Reports on Form 8-K. Information about S&P Global’s directors and executive officers is available in S&P Global’s Form 10-K for the year ended December 31, 2019, proxy statement dated March 30, 2020 for its 2020 Annual Meeting of Shareholders, and certain of its Current Reports on Form 8-K. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the transaction when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from S&P Global or IHS Markit using the sources indicated above.